SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  May 29, 2001
                Date of report (Date of earliest event reported)


                            Global Technologies, Ltd.
             (Exact Name of Registrant as specified in its charter)


         Delaware                        0-25668                  86-0970492
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


The Belgravia, 1811 Chestnut Street, Suite 120, Philadelphia, PA         19103
          (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code (215) 972-8191


          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS

     Global Technologies, Ltd., a Delaware corporation ("Registrant"), disclosed, among other things, in its Registration Statement on Form S-3 filed with the SEC on May 8, 2001 and in its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 that Registrant "believes that it has sufficient cash and cash equivalents, and short-term investments, to satisfy its cash and working capital requirements for the next five to eight months." This statement was based on Registrant's ability to sell shares of common stock of U.S. Wireless Corporation ("USWC") to fund its operations. As of the date hereof, Registrant owns 476,300 shares of common stock of USWC.

     On May 29, 2001, The Nasdaq Stock Market announced that trading was halted in USWC at 9:19 a.m., Eastern Time, for, "additional information requested" from USWC at a last price of $2.91. Trading will remain halted until USWC has fully satisfied Nasdaq's request for additional information.

     On June 11, 2001, USWC issued the following press release:

"U.S. WIRELESS CORPORATION RECEIVES NOTICE FROM NASDAQ

     SAN RAMON,  Calif.,  June 11, 2001 -- U.S.  Wireless  Corporation  (Nasdaq:
USWCE; Frankfurt: USP) announced that it has received Nasdaq Notice of Staff Determination that the Company is not in compliance with continued listing requirements as set forth in Nasdaq Marketplace Rule 4310(c)(14), relating to the filing of all required Securities and Exchange Commission (`SEC') reports. As a result of the Company's previously announced investigation into various irregularities involving two former executive officers and the fact that certain previously filed SEC reports will need to be amended accordingly, Nasdaq has determined that the Company is not in compliance with listing rules pending filing of amended reports.

     The Company has filed an appeal of Nasdaq's determination and intends to take all steps within its control to seek to return to compliance with Nasdaq listing requirements. The Company is working with its independent auditor, BDO Seidman, LLP, to amend all previous filings and disclosures that require amendment. Additionally, the Company is working diligently with regulatory agencies, independent auditors, legal counsel and the Audit Committee of its Board of Directors to complete its investigation and to make the appropriate restatements and disclosures. Nasdaq, taking into consideration the Company's submissions and any other factors that it may deem relevant, will make the ultimate determination concerning the continued listing of the Company's stock.

     Until the conclusion of this review, the Company's previously issued historical financial statements for these periods should not be relied upon. The

Company  expects to file  amended  Securities  and Exchange  Commission  reports
containing  the  required  restated  financial   statements  and  related  party
disclosures by July 16, 2001.

     Pending resolution of the proceedings before Nasdaq, the Company's symbol will be listed as `USWCE.'"

     Because Nasdaq has halted trading of USWC securities pending receipt and review of additional information from USWC, Registrant cannot currently sell shares of common stock of USWC and does not know when, if ever, it will be able to do so in the future.

     Registrant is seeking to sell certain lottery equipment consisting of a network operating center, approximately 2,200 lottery terminals and approximately 3,000 radio pads. As of March 31, 2001, these assets had a book value of $4.3 million. Registrant gives no assurance that it will be able to sell any of the equipment, or, if it does, that it will receive an amount equal to or greater than book value.

     Additionally, Registrant has entered into a private equity line of credit agreement pursuant to which it may have the opportunity to raise up to $25.0 million through sales of its Class A common stock, after certain conditions have been satisfied, including effectiveness of a registration statement regarding the resale of any shares so sold and continued listing on any of the Nasdaq National Market, the Nasdaq SmallCap Market or certain national exchanges. Based on the closing price of Registrant's stock on April 26, 2001, assuming all the conditions to selling the maximum number of shares of Class A common stock pursuant to puts under the private equity line of credit agreement were satisfied, Registrant would receive proceeds of approximately $1.5 million. Registrant would only be able to receive proceeds of $25.0 million pursuant to the private equity line of credit agreement in the event the market price of its Class A common stock increased to $5.68 or greater. Registrant gives no assurance that it will ever generate proceeds under the equity line.

     While Registrant is unable to sell USWC common stock, it is pursuing other sources of financing, and expects to receive funds from related party advances. In addition, Registrant and its affiliate, TNCi UK Limited ("TNCi UK"), are pursuing financing from several private and institutional investors located in the United Kingdom. There is no assurance that Registrant will obtain funds from any of these sources.

     Registrant's current cash requirements are to cover its significantly reduced burn rate and fund TNCi UK until a contract to provide interactive entertainment and information systems to a train operator has been obtained, if ever. TNCi UK has developed a broadband, interactive entertainment and information system for the long-haul passenger rail market. The system is designed to provide rail passengers Internet and e-mail access, with such customizable services as on-demand films, videos and music, video games, reservation information, train schedules and other Internet-based content and commerce applications. TNCi UK has teamed with General Dynamics Interactive, a subsidiary of General Dynamics Corporation, on this project. TNCi UK is currently marketing the system to major rail operators in the United Kingdom and continental Europe. Discussions are ongoing with more than one train operator, and some are reaching advanced stages. In the meantime, TNCi UK continues to build on its technology base and pursue expansion of its strategic partner relationships in an effort to offer a complete turnkey package to operators.

     If no proceeds are generated from sales of lottery equipment or under the private equity line of credit agreement, and no funds are obtained from related parties or other sources of financing, Registrant would likely be unable to continue operations in pursuit of a train operator contract or at all. The inability to obtain funds from these sources would have a material adverse effect on Registrant's operating results and financial condition, and would create substantial doubt about its ability to continue as a going concern.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GLOBAL TECHNOLOGIES, LTD.


Dated:  June 13, 2001                 By: /s/ IRWIN L. GROSS
                                          ------------------------------
                                          Name:  Irwin L. Gross
                                          Title: Chairman and Chief
                                                 Executive Officer